EXHIBIT 10.13

                    [Letterhead of SCO Capital Partners LLC]


                                         November 7, 2005

Somanta Incorporated
19200 Von Karman Avenue, Suite 400
Irvine, CA  92612

Attn:  Terrance Bruggeman, Executive Chairman

      Re:   Secured Loan
            ------------

Gentlemen:


         Reference is made to that certain letter agreement dated August 22, 2005, between SCO Capital Partners LLC ("SCO") and Somanta Incorporated (formerly Bridge Oncology Products, Inc.), a Delaware corporation (the "Company"), pursuant to which SCO made a loan to the Company in the principal amount of One Million Dollars ($1,000,000) (the "Prior Letter Agreement"). Because the Company and SCO now desire to amend the Prior Letter Agreement in order to permit the Company to draw additional amounts thereunder, SCO and the Company hereby amend and restate the Prior Letter Agreement in its entirety as set forth herein.

      SCO is pleased to make available to the Company a secured line of credit facility (the "Loan"), pursuant to which SCO shall provide the Company one or more loans (each, a "Tranche") in the aggregate principal amount of up to One Million, Two Hundred and Fifty Dollars ($1,250,000) (the "Maximum Funded Amount"), subject to the terms and conditions as hereinafter provided in this letter agreement (this "Letter Agreement").

         The initial tranche (the "Initial Tranche") will be in the amount of One Million Dollars ($1,000,000) and will be provided and funded to the Company upon satisfaction (or waiver by SCO) of the following conditions: (A) receipt of the following documents from the Company: (i) a secured convertible promissory note, including all schedules referenced therein (the "Note"), executed by an authorized officer of the Company evidencing the principal amount of the funds available under the Loan and the draw down of the Initial Tranche (in the form attached hereto as Exhibit A), (ii) a security agreement (the "Security Agreement") and other collateral documents pursuant to which certain assets and subsequently acquired assets of the Company shall be pledged to secure the repayment of the indebtedness evidenced by the Note (the "Security Documents"), executed by an authorized officer of the Company (in the form attached hereto as Exhibit B), (iii) an engagement letter (the "Engagement Letter") pursuant to which, among other things, the Company shall retain and appoint SCO Securities LLC as its financial advisor and consultant, executed by an authorized officer of the Company (in the form attached hereto as Exhibit C), (iv) a copy of that certain Patent and Know-how Exclusive Sublicense Agreement dated as of August 22, 2005, by and between Immunodex, Inc. and Somanta Limited, a corporation organized under the laws of England ("Somanta") duly executed by the parties thereto in form and substance satisfactory to SCO, (v) evidence satisfactory to SCO that the (pound)300,000 Promissory Note issued by Somanta Limited in favor of Laurence Patterson has been cancelled and (vi) such other documents, each in form and substance satisfactory to SCO, as SCO shall reasonably request; and (B) consummation of the transactions contemplated by the Share Exchange Agreement dated as of August 22, 2005, by and among the Company, Somanta, the shareholders of Somanta and the optionholders of Somanta (the "Share Exchange Agreement"). The Company understands and acknowledges that SCO is an affiliate of SCO Securities LLC.

         The Company and SCO hereby acknowledge and agree that the Initial Tranche was fully funded and delivered to the Company on August 23, 2005 and that notwithstanding the amendment and restatement of the Prior Letter Agreement as set forth herein, the Initial Tranche shall be deemed to have been outstanding from August 23, 2005 for all purposes hereunder and under the Note. The execution of this Letter Agreement by SCO shall constitute SCO's consent to the Company's incurrence of additional indebtedness and issuance of equity securities as required by Sections 6B(vi) and (xvi) of the Note, but with respect to Section 6B(vi) of the Note, such consent is given only with respect to, and to the extent of, the Maximum Funded Amount.

         Subject to the conditions specified herein, additional Tranches (each, an "Additional Tranche") will be made available to the Company on or after the date hereof in such amounts as may be requested by the Company pursuant to a Request Letter (as defined below), provided that (i) no such Tranche shall be in a principal amount less than $50,000, (ii) the aggregate amount of all Tranches, including the Initial Tranche, hereunder shall not exceed the Maximum Funded Amount and (iii) the Company shall have delivered to SCO a duly authorized and executed warrant to purchase common stock, par value $0.01 per share, of the Company in the form attached hereto as Exhibit D (the "Warrant") together with its initial Request Letter. Each Additional Tranche will be funded within two
(2) business days following the date on which SCO receives a request for the funding of such Additional Tranche in accordance with this Letter Agreement (each, a "Request Letter") specifying the requested amount of such Additional Tranche and a certification (in form and substance satisfactory to SCO) signed by an authorized officer of the Company that all applicable conditions to funding set forth herein have been satisfied and that (i) the Company is not in breach of any covenant provided in the Note, this Letter Agreement, the Security Documents, the Engagement Letter, the Warrant or any other agreement between the Company and either SCO or SCO Securities LLC in connection with the foregoing agreements and (ii) any and all representations and warranties made by the Company in the Note shall be true and correct as of the time of funding of each such Additional Tranche.

         The Company covenants to use the proceeds of each Tranche solely for the purposes as set forth on the Use of Proceeds Schedule attached hereto as
Schedule 1, unless otherwise agreed to by SCO. In connection with the foregoing covenant, SCO shall have the right (the "Audit and Demand Right"), subject to customary confidentiality provisions, at any time during the term of the Note and for such extended period of time as indebtedness remains outstanding under any Note to (a) audit and inspect the books and records of the Company for the purpose of determining the use of proceeds from the Loan at reasonable times and with reasonable prior notice in accordance with the terms and conditions of the Note or (b) demand reasonable evidence from the Company that the Company is in compliance with the foregoing covenant, which evidence the Company shall provide to SCO promptly upon written request.

         Notwithstanding anything to the contrary provided herein or elsewhere, SCO shall have no obligation to fund a Tranche if, following the delivery of a Request Letter to SCO but prior to the time the requested funds are delivered, one or more of the following events shall have occurred:

         (i) There shall be any material change in the business, properties, assets, results of operations, prospects or financial condition of the Company since the date of this Letter Agreement;

         (ii) The Company shall be in breach of or default under any material contract, license or other agreement or instrument; or

         (iii) There shall have occurred (a) any domestic or international event, act or occurrence which has materially disrupted, or is likely in the immediate future to materially disrupt, the securities markets; (b) a general suspension of, or a general limitation on prices for, trading in securities on any of the New York Stock Exchange, the American Stock Exchange or Nasdaq; (c) any outbreak of major hostilities or other national or international calamity;
(d) any banking moratorium declared by a state or federal authority; (e) any moratorium declared in foreign exchange trading by major international banks or other persons; (f) any material interruption in the mail service or other means of communication within the United States; (g) any change in the market for securities in general or in political, financial, or economic conditions; or (h) the Company or any of its officers, directors and/or controlling shareholders have become the subject of or a named party in any investigation or action involving any regulatory or self-regulatory organization including, but not limited to, the SEC, the NASD or any state and/or federal agency.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

         Any notice, consent, request, or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested addressed to the Company, at its principal office as first provided above, Attention: Terrance Bruggeman, Executive Chairman, with a copy to Foley & Lardner LLP, 402 W. Broadway, Suite 2300, San Diego, CA 92101,
Attention: Ken Polin, Esq. and to SCO at its address provided above Attention:
Steven Rouhandeh with a copy to Wiggin and Dana LLP, 450 Lexington Avenue, Suite 3800, New York, NY 10017, Attention: Christopher P. Giordano, Esq. (or to such other address as either the Company and/or SCO shall provide in writing to the other party). Notices shall be deemed to have been given on the date of receipt by the other party.

                            [signature page follows]

                                       Very truly yours,

                                       SCO CAPITAL PARTNERS LLC


                                       By: /s/ STEVEN ROUHANDEH
                                           -------------------------------------
                                           Name:  Steven Rouhandeh
                                           Title: Chairman

Accepted and agreed as of the
date first appearing above

SOMANTA INCORPORATED


By: /s/ TERRANCE J. BRUGGEMAN
    -----------------------------
   Name:  Terrance J. Bruggeman
   Title: Executive Chairman

                                    EXHIBIT A
                                  FORM OF NOTE

                                    EXHIBIT B
                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT C
                            FORM OF ENGAGEMENT LETTER

                                    EXHIBIT D
                                 FORM OF WARRANT

                                   SCHEDULE 1
                                 USE OF PROCEEDS